POWER OF ATTORNEY

James F. Cordes

Know all by these presents, that the undersigned hereby

constitutes and appoints each of Jon W. Bilstrom, Nicole V.

Gersch, Jessica M. Pfeiffer, and Robert W. Spencer, Jr.,

signing singly, the undersigned's true and lawful

attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in

the undersigned's capacity as an officer and/or director

of Comerica Incorporated (the "Company"), Forms 3, 4 and

5 in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder;

(2) execute for and on behalf of the undersigned, in

the undersigned's capacity as an officer and/or director

of the Company, documents necessary to facilitate the

filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and on behalf

of the undersigned which may be necessary or desirable

to complete and execute any such Form 3, 4 or 5 and

timely file such form with the United States Securities

and Exchange Commission and any stock exchange or

similar authority; and

(4) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion

of such attorney-in-fact, may be of benefit to, in

the best interest of, or legally required by, the

undersigned, it being understood that the documents

executed by such attorney-in-fact on behalf of the

undersigned pursuant to this Power of Attorney shall

be in such form and shall contain such terms and

conditions as such attorney-in-fact may approve

in such attorney-in-fact's discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to do and

perform any and every act and thing whatsoever

requisite, necessary, or proper to be done in the

exercise of any of the rights and powers herein

granted, as fully to all intents and all purposes

as the undersigned might or could do if personally

present, with full power of substitution or

revocation, hereby ratifying and confirming all

that such attorney-in-fact, or such attorney-in

-fact's substitute or substitutes, shall lawfully

do or cause to be done by virtue of this power of

attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity

at the request of the undersigned, are not assuming,

nor is the Company assuming, any of the

undersigned's responsibilities to comply with Section

16 of the Securities Exchange Act of 1934.

The termination of any attorney-in-fact's employment

by the Company, however caused, shall operate as a

termination of his or her powers and authorities

hereunder, but shall not affect the powers and

authorities herein granted to any other party.

This Power of Attorney shall remain in full force

and effect until the undersigned is no longer

required to file Forms 3, 4 and 5 with respect to

the undersigned's holdings of and transactions

in securities issued by the Company, unless earlier

revoked by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact at the

then current mailing address of the Corporate Legal

Department of Comerica Incorporated.

All Powers of Attorney previously granted in

connection with the foregoing matters hereby are

canceled and revoked.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed and made effective

as of this 25th day of July, 2006.

/s/ James F. Cordes

James F. Cordes